Exhibit 99.1

NEWS RELEASE

Range Announces Second Quarter 2026 Results

FORT WORTH, TEXAS, July 21, 2026…RANGE RESOURCES CORPORATION (NYSE: RRC) today announced its second quarter 2026 financial results.

Second Quarter 2026 Highlights –

•
Cash flow from operating activities of $235 million
•
Cash flow from operations, before working capital changes, of $333 million
•
Repurchased $78 million of shares and paid $24 million in dividends
•
Realized price, including hedges, was $3.53 per mcfe – a $0.64 premium versus NYMEX natural gas
•
Pre-hedge NGL realizations of $29.10 per barrel, a premium of $3.49 over the Mont Belvieu equivalent
•
Natural gas differential, including basis hedging, of ($0.47) per mcf to NYMEX
•
Production averaged 2.30 Bcfe per day, approximately 67% natural gas
•
Record completion efficiency with 1,900 stages completed by two crews and single-day record of 22 hours pumping
•
Record drilling efficiency of nearly two miles drilled in a single day
•
Capital spending was $222 million, approximately 33% of the annual 2026 budget

Commenting on the results, Dennis Degner, the Company’s CEO said, “Range’s year-to-date results reflect continued progress on our multi-year growth plan, which was supported by record drilling and completion efficiencies in the most recent quarter. Range’s strategic access to international markets drove a record NGL premium for the quarter, bolstering margins. The resulting strong free cash flow funded shareholder returns through dividends and share repurchases while advancing our operational momentum.

Looking beyond our announced development plans through 2027, we expect steadily increasing demand for natural gas will require additional supply from Appalachia, as the lowest-cost, longest duration natural gas basin in the United States. Range’s strong financial position and operational momentum provide us with the flexibility to shape our capital reinvestment plans to meet this demand as it materializes, while prioritizing returns of capital to shareholders. We believe Range’s extensive Marcellus inventory, diverse marketing access and advantaged full-cycle cost structure provide the necessary foundation for supplying both domestic and international energy demand growth while consistently delivering returns to shareholders for decades to come.”

Financial Discussion

Except for generally accepted accounting principles (“GAAP”) reported amounts, specific expense categories exclude non-cash impairments, unrealized mark-to-market adjustment on derivatives, non-cash stock compensation and other items shown separately on the attached tables. “Unit costs” as used in this release are composed of direct operating, transportation, gathering, processing and compression, taxes other than income, general and administrative, interest and depletion, depreciation and amortization costs divided by production. See “Non-GAAP Financial Measures” for a definition of non-GAAP financial measures and the accompanying tables that reconcile each non-GAAP measure to its most directly comparable GAAP financial measure.

Second Quarter 2026 Results

GAAP revenues and other income for second quarter 2026 totaled $834 million, GAAP net cash provided from operating activities (including changes in working capital) was $235 million, and GAAP net income was $195 million ($0.83 per diluted share). Second quarter earnings results include a $74 million mark-to-market derivative gain due to decreases in commodity prices.

Cash flow from operations before changes in working capital, a non-GAAP measure, was $333 million. Adjusted net income comparable to analysts’ estimates, a non-GAAP measure, was $186 million ($0.79 per diluted share) in second quarter 2026.

The following table details Range’s second quarter 2026 unit costs per mcfe(a):

Expenses	2Q 2026 (per mcfe)	2Q 2025 (per mcfe)	Increase (Decrease)

Direct operating(a)	$ 0.13	$ 0.11	18%
Transportation, gathering, processing and compression(a)	1.52	1.52	0%
Taxes other than income	0.03	0.04	(25)%
General and administrative(a)	0.18	0.16	13%
Interest expense(a)	0.07	0.13	(46)%
Total cash unit costs(b)	1.92	1.97	(3)%
Depletion, depreciation and amortization (DD&A)	0.45	0.46	(2)%
Total unit costs plus DD&A(b)	$ 2.37	$ 2.43	(2)%

(a)
Excludes stock-based compensation, one-time settlements, and amortization of debt issuance costs.
(b)
Totals may not add due to rounding.

The following table details Range’s average production and realized pricing for second quarter 2026(a):

	2Q26 Production & Realized Pricing
	Natural Gas (mcf)	Oil (bbl)	NGLs (bbl)	Natural Gas Equivalent (mcfe)

Net production per day	1,548,871	6,475	118,113	2,296,399

Average NYMEX price	$ 2.89	$ 93.58	$ 25.61
Differential, including basis hedging	(0.47)	(9.62)	3.49
Realized prices before NYMEX hedges	2.42	83.96	29.10	3.37
Settled NYMEX hedges	0.36	(17.50)	(0.67)	0.16
Average realized prices after hedges	$ 2.79	$ 66.45	$ 28.44	$ 3.53

(a)
Totals may not add due to rounding.

Second quarter 2026 natural gas, NGLs and oil price realizations (including the impact of cash-settled hedges and derivative settlements) averaged $3.53 per mcfe.

•
The average natural gas price, including the impact of basis hedging, was $2.42 per mcf, or a ($0.47) per mcf differential to NYMEX. Range is improving its 2026 natural gas differential to average ($0.35) to ($0.40) relative to NYMEX.
•
Range’s pre-hedge NGL price during the quarter was $29.10 per barrel, approximately $3.49 above the Mont Belvieu weighted equivalent. Range is improving its full-year NGL price guidance to a range of +$2.00 to +$2.50 relative to a Mont Belvieu equivalent barrel.
•
Crude oil and condensate price realizations, before realized hedges, averaged $83.96 per barrel, or $9.62 below WTI (West Texas Intermediate). Range is improving its 2026 condensate differential to average ($10.00) to ($12.00) relative to WTI.

Financial Position and Repurchase Activity

As of June 30, 2026, Range had net debt outstanding of approximately $881 million, consisting of $500 million of senior notes and $381 million on the credit facility.

During the quarter, Range repurchased 2,000,000 shares at an average price of approximately $39.18 per share. As of June 30, 2026, the Company had $1.4 billion of availability under the share repurchase program.

Capital Expenditures and Operational Activity

Second quarter 2026 drilling and completion expenditures were $204 million. In addition, during the quarter, approximately $8 million was invested in acreage, and $10 million was invested in infrastructure, pneumatic upgrades, and other investments. Second quarter capital spending represented approximately 33% of Range’s total capital budget in 2026.

During the quarter, Range drilled ~190,000 lateral feet across 11 wells, while turning to sales ~300,000 feet across 21 wells. The table below summarizes expected 2026 activity plans regarding the number of wells to sales in each area.

	Wells TIL 1H 2026	Remaining 2026	Planned Wells TIL in 2026
Liquids Rich	31	19	50
Dry Gas	7	11	18
Total Appalachia	38	30	68

Guidance – 2026

Capital & Production Guidance

Range’s 2026 all-in capital budget is $650 million - $700 million. Annual production is expected to be approximately 2.35 - 2.40 Bcfe per day in 2026. Liquids are expected to be over 30% of production.

Full Year 2026 Expense Guidance

Direct operating expense:	$0.12 - $0.13 per mcfe
Transportation, gathering, processing and compression expense (GP&T):	$1.55 - $1.60 per mcfe
Taxes other than income:	$0.03 - $0.04 per mcfe
Exploration expense:	$22 - $28 million
G&A expense:	$0.17 - $0.18 per mcfe
Net Interest expense:	$0.07 - $0.09 per mcfe
DD&A expense:	$0.45 - $0.46 per mcfe
Net brokered gas marketing expense:	$8 - $12 million

Updated Full Year 2026 Price Guidance

Based on recent market indications, Range expects to average the following price differentials for its production in 2026.

	Updated Guidance	Prior Guidance
FY 2026 Natural Gas:(1)	NYMEX minus $0.35 to $0.40	NYMEX minus $0.35 to $0.45
FY 2026 Natural Gas Liquids:(2)	MB plus $2.00 to $2.50 per barrel	MB plus $1.25 to $2.50 per barrel
FY 2026 Oil/Condensate:	WTI minus $10.00 to $12.00	WTI minus $10.00 to $14.00

(1) Includes basis hedging

(2) Mont Belvieu-equivalent pricing based on weighting of 53% ethane, 27% propane, 8% normal butane, 4% iso-butane and 8% natural gasoline.

Hedging Status

Range hedges portions of its expected future production volumes to increase the predictability of cash flow and maintain a strong, flexible financial position. Please see the detailed hedging schedule posted on the Range website under Investor Relations - Financial Information.

Range has also hedged basis across the Company’s numerous natural gas sales points to limit volatility between benchmark and regional prices. The combined fair value of natural gas basis hedges as of June 30, 2026, was a net loss of $10.6 million.

Conference Call Information

A conference call to review the financial results is scheduled on Wednesday, July 22 at 8:00 AM Central Time (9:00 AM Eastern Time). Please click here to pre-register for the conference call and obtain a dial in number with passcode.

A simultaneous webcast of the call may be accessed at www.rangeresources.com. The webcast will be archived for replay on the Company's website until August 22nd.

Non-GAAP Financial Measures

To supplement the presentation of its financial results prepared in accordance with generally accepted accounting principles (GAAP), the Company’s earnings press release contains certain financial measures that are not presented in accordance with GAAP. Management believes certain non-GAAP measures may provide financial statement users with meaningful supplemental information for comparisons within the industry. These non-GAAP financial measures may include, but are not limited to Net Income, excluding certain items, Cash flow from operations before changes in working capital, realized prices, Net debt and Cash margin.

Adjusted net income comparable to analysts’ estimates as set forth in this release represents income or loss from operations before income taxes adjusted for certain non-cash items (detailed in the accompanying table) less income taxes. We believe adjusted net income comparable to analysts’ estimates is calculated on the same basis as analysts’ estimates and that many investors use this published research in making investment decisions and evaluating operational trends of the Company and its performance relative to other oil and gas producing companies. Diluted earnings per share (adjusted) as set forth in this release represents adjusted net income comparable to analysts’ estimates on a diluted per share basis. A table is included which reconciles income or loss from operations to adjusted net income comparable to analysts’ estimates and diluted earnings per share (adjusted). On its website, the Company provides additional comparative information on prior periods.

Cash flow from operations before changes in working capital represents net cash provided by operations before changes in working capital and exploration expense adjusted for certain non-cash compensation items. Cash flow from operations before changes in working capital (sometimes referred to as “adjusted cash flow”) is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt. Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity. A table is included which reconciles net cash provided by operations to cash flow from operations before changes in working capital as used in this release. On its website, the Company provides additional comparative information on prior periods for cash flow, cash margins and non-GAAP earnings as used in this release.

The cash prices realized for oil and natural gas production, including the amounts realized on cash-settled derivatives and net of transportation, gathering, processing and compression expense, is a critical component in the Company’s performance tracked by investors and professional research analysts in valuing, comparing, rating and providing investment recommendations and forecasts of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Due to the GAAP disclosures of various derivative transactions and third-party transportation, gathering, processing and compression expense, such information is now reported in various lines of the income statement. The Company believes that it is important to furnish a table reflecting the details of the various components of each income statement line to better inform the reader of the details of each amount and provide a summary of the realized cash-settled amounts and third-party transportation, gathering, processing and compression expense, which were historically reported as natural gas, NGLs and oil sales. This information is intended to bridge the gap between various readers’ understanding and fully disclose the information needed.

Net debt is calculated as total debt less cash and cash equivalents. The Company believes this measure is helpful to investors and industry analysts who utilize Net debt for comparative purposes across the industry.

The Company discloses in this release the detailed components of many of the single line items shown in the GAAP financial statements included in the Company’s Annual or Quarterly Reports on Form 10-K or 10-Q. The Company believes that it is important to furnish this detail of the various components comprising each line of the Statements of Operations to better inform the reader of the details of each amount, the changes between periods and the effect on its financial results.

We believe that the presentation of PV10 value of our proved reserves is a relevant and useful metric for our investors as supplemental disclosure to the standardized measure, or after-tax amount, because it presents the discounted future net cash flows attributable to our proved reserves before taking into account future corporate income taxes and our current tax structure. While the standardized measure is dependent on the unique tax situation of each company, PV10 is based on prices and discount factors that are consistent for all companies. Because of this, PV10 can be used within the industry and by credit and security analysts to evaluate estimated net cash flows from proved reserves on a more comparable basis.

RANGE RESOURCES CORPORATION (NYSE: RRC) is a leading U.S. independent natural gas and NGL producer with operations focused in the Appalachian Basin. The Company is headquartered in Fort Worth, Texas. More information about Range can be found at www.rangeresources.com.

Included within this release are certain “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not limited to historical facts, but reflect Range’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “outlook”, “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements.

All statements, except for statements of historical fact, made within regarding activities, events or developments the Company expects, believes or anticipates will or may occur in the future, such as those regarding future well costs, expected asset sales, well productivity, future liquidity and financial resilience, anticipated exports and related financial impact, NGL market supply and demand, future commodity fundamentals and pricing, future capital efficiencies, future shareholder value, emerging plays, capital spending, anticipated drilling and completion activity, acreage prospectivity, expected pipeline utilization and future guidance information, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and Range's future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements. Further information on risks and uncertainties is available in Range's filings with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K. Unless required by law, Range undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

The SEC permits oil and gas companies, in filings made with the SEC, to disclose proved reserves, which are estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions as well as the option to disclose probable and possible reserves. Range has elected not to disclose its probable and possible reserves in its filings with the SEC. Range uses certain broader terms such as "resource potential,” “unrisked resource potential,” "unproved resource potential" or "upside" or other descriptions of volumes of resources potentially recoverable through additional drilling or recovery techniques that may include probable and possible reserves as defined by the SEC's guidelines. Range has not attempted to distinguish probable and possible reserves from these broader classifications. The SEC’s rules prohibit us from including in filings with the SEC these broader classifications of reserves. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of actually being realized. Unproved resource potential refers to Range's internal estimates of hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques and have not been reviewed by independent engineers. Unproved resource potential does not constitute reserves within the meaning of the Society of Petroleum Engineer's Petroleum Resource Management System and does not include proved reserves. Area wide unproven resource potential has not been fully risked by Range's management. “EUR”, or estimated ultimate recovery, refers to our management’s estimates of hydrocarbon quantities that may be recovered from a well completed as a producer in the area. These quantities may not necessarily constitute or represent reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or the SEC’s oil and natural gas disclosure rules. Actual quantities that may be recovered from Range's interests could differ substantially. Factors affecting ultimate recovery include the scope of Range's drilling program, which will be directly affected by the availability of capital, drilling and production costs, commodity prices, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals, field spacing rules, recoveries of gas in place, length of horizontal laterals, actual drilling results, including geological and mechanical factors affecting recovery rates and other factors. Estimates of resource potential may change significantly as development of our resource plays provides additional data.

In addition, our production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price or drilling cost changes. Investors are urged to consider closely the disclosure in our most recent Annual Report on Form 10-K, available from our website at www.rangeresources.com or by written request to 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102. You can also obtain this Form 10-K on the SEC’s website at www.sec.gov or by calling the SEC at 1-800-SEC-0330.

SOURCE: Range Resources Corporation

Range Investor Contacts:

Laith Sando

817-869-4267

Matt Schmid

817-869-1538

Range Media Contact:

Mark Windle

724-873-3223

RANGE RESOURCES CORPORATION

STATEMENTS OF OPERATIONS
Based on GAAP reported earnings with additional
details of items included in each line in Form 10-Q
(Unaudited, In thousands, except per share data)
	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	%	2026	2025	%
Revenues and other income:
Natural gas, NGLs and oil sales (a)	$702,087	$666,638		$1,712,339	$1,458,558
Derivative fair value income (loss)	73,540	154,747		40,111	(4,210)
Brokered natural gas and marketing	57,496	33,009		114,725	87,417
ARO settlement gain (b)	-	1		-	1
Interest income (b)	27	1,762		82	4,815
Gain on sale of assets (b)	23	102		29	164
Other (b)	398	16		455	84
Total revenues and other income	833,571	856,275	-3%	1,867,741	1,546,829	21%

Costs and expenses:
Direct operating	27,273	22,616		55,401	47,452
Direct operating - stock-based compensation (c)	518	504		1,064	1,041
Transportation, gathering, processing and compression	316,812	304,714		640,141	610,823
Taxes other than income	6,926	7,835		12,749	14,822
Brokered natural gas, NGLs and marketing	58,620	34,183		115,859	91,544
Brokered natural gas, NGLs and marketing - stock-based compensation (c)	717	802		1,601	1,642
Exploration	6,112	7,562		11,808	13,606
Exploration - stock-based compensation (c)	386	366		720	713
Abandonment and impairment of unproved properties	4,561	6,781		8,458	11,355
General and administrative	36,579	32,757		71,032	64,310
General and administrative - stock-based compensation (c)	10,471	9,326		21,096	19,437
General and administrative - lawsuit settlements and other	657	63		930	90
Exit costs	9,569	8,502		16,519	17,399
Deferred compensation plan (d)	(1,756)	(88)		787	2,791
Interest expense	13,587	25,630		32,179	53,415
Interest expense - amortization of debt issuance costs (e)	830	1,166		1,657	2,542
Loss (gain) on early extinguishment of debt	-	-		12,344	(3)
Depletion, depreciation and amortization	93,082	91,514		181,608	182,073
Total costs and expenses	584,944	554,233	6%	1,185,953	1,135,052	4%

Income before income taxes	248,627	302,042	-18%	681,788	411,777	66%

Income tax expense
Current	2,629	4,645		8,430	6,645
Deferred	50,675	59,819		136,405	70,502
	53,304	64,464		144,835	77,147

Net income	$195,323	$237,578	-18%	$536,953	$334,630	60%

Net income Per Common Share
Basic	$0.83	$0.99		$2.28	$1.40
Diluted	$0.83	$0.99		$2.27	$1.39

Weighted average common shares outstanding, as reported
Basic	234,739	238,187	-1%	234,893	239,106	-2%
Diluted	236,210	239,717	-1%	236,348	240,772	-2%

(a) See separate natural gas, NGLs and oil sales information table.
(b) Included in Other income in the 10-Q.
(c) Costs associated with stock compensation and amortization, which have been reflected in the categories associated with the direct personnel costs, are combined with the cash costs in the 10-Q.
(d) Reflects the change in market value of the vested Company stock held in the deferred compensation plan.
(e) Included in interest expense in the 10-Q.

RANGE RESOURCES CORPORATION

BALANCE SHEET
(Unaudited, In thousands)	June 30,	December 31,
	2026	2025

Assets
Current assets	$322,502	$390,835
Derivative assets	123,343	69,397
Natural gas, NGLs and oil properties, net (successful efforts method)	6,878,562	6,708,366
Other property and equipment, net	11,703	4,935
Operating lease right-of-use assets	147,179	173,477
Other	78,654	74,938
	$7,561,943	$7,421,948

Liabilities and Stockholders' Equity
Current liabilities	$641,525	$658,783
Asset retirement obligations	1,173	1,173
Derivative liabilities	2,141	1,196

Bank debt, net of unamortized debt issuance costs	370,889	106,700
Senior notes, net of unamortized debt issuance costs	496,196	1,091,634
Deferred tax liabilities	838,000	701,601
Derivative liabilities	1,246	2,363
Deferred compensation liabilities	70,941	68,635
Operating lease liabilities	93,072	115,515
Asset retirement obligations and other liabilities	158,802	153,081
Divestiture contract obligation	179,209	202,586
	2,853,194	3,103,267

Common stock and retained deficit	5,560,981	5,064,743
Accumulated other comprehensive income	401	424
Common stock held in treasury	(852,633)	(746,486)
Total stockholders' equity	4,708,749	4,318,681
	$7,561,943	$7,421,948

RECONCILIATION OF TOTAL DEBT AS REPORTED
TO NET DEBT, a non-GAAP measure
(Unaudited, in thousands)
	June 30,	December 31,
	2026	2025	%

Total debt, net of unamortized debt issuance costs, as reported	$867,085	$1,198,334	-28%
Unamortized debt issuance costs, as reported	13,915	19,666
Less cash and cash equivalents, as reported	(247)	(204)
Net debt, a non-GAAP measure	$880,753	$1,217,796	-28%

RANGE RESOURCES CORPORATION

CASH FLOWS FROM OPERATING ACTIVITIES
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Net income	$195,323	$237,578	$536,953	$334,630
Adjustments to reconcile net cash provided from continuing operations:
Deferred income tax expense	50,675	59,819	136,405	70,502
Depletion, depreciation and amortization	93,082	91,514	181,608	182,073
Abandonment and impairment of unproved properties	4,561	6,781	8,458	11,355
Derivative fair value (income) loss	(73,540)	(154,747)	(40,111)	4,210
Cash settlements on derivative financial instruments	35,288	31,466	(14,007)	36,039
Divestiture contract obligation, including accretion	9,569	8,502	16,519	17,399
Amortization of deferred financing costs and other	1,091	962	2,190	2,144
Deferred and stock-based compensation	10,492	11,047	25,823	26,130
Gain on sale of assets	(23)	(102)	(29)	(164)
Loss (gain) on early extinguishment of debt	-	-	12,344	(3)

Changes in working capital:
Accounts receivable	(13,398)	96,785	68,779	68,064
Other current assets	6,107	518	(85)	(8,510)
Accounts payable	(76,901)	(27,023)	6,322	9,158
Accrued liabilities and other	(7,311)	(26,912)	(87,018)	(86,754)
Net changes in working capital	(91,503)	43,368	(12,002)	(18,042)
Net cash provided from operating activities	$235,015	$336,188	$854,151	$666,273

RECONCILIATION OF NET CASH PROVIDED FROM OPERATING
ACTIVITIES, AS REPORTED, TO CASH FLOW FROM OPERATIONS
BEFORE CHANGES IN WORKING CAPITAL, a non-GAAP measure
(Unaudited, in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net cash provided from operating activities, as reported	$235,015	$336,188	$854,151	$666,273
Net changes in working capital	91,503	(43,368)	12,002	18,042
Exploration expense	6,112	7,562	11,808	13,606
Lawsuit settlements	411	63	426	90
Sale of seismic data	(360)	-	(360)	-
Non-cash compensation adjustment and other	(171)	66	(584)	(109)
Cash flow from operations before changes in working capital - non-GAAP measure	$332,510	$300,511	$877,443	$697,902

ADJUSTED WEIGHTED AVERAGE SHARES OUTSTANDING
(Unaudited, in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Basic:
Weighted average shares outstanding	234,986	238,804	235,150	239,785
Stock held by deferred compensation plan	(247)	(617)	(257)	(679)
Adjusted basic	234,739	238,187	234,893	239,106

Dilutive:
Weighted average shares outstanding	234,986	238,804	235,150	239,785
Dilutive stock options under treasury method	1,224	913	1,198	987
Adjusted dilutive	236,210	239,717	236,348	240,772

RANGE RESOURCES CORPORATION

RECONCILIATION OF NATURAL GAS, NGLs AND OIL SALES
AND DERIVATIVE FAIR VALUE INCOME (LOSS) TO
CALCULATED CASH REALIZED NATURAL GAS, NGLs AND
OIL PRICES WITH AND WITHOUT THIRD-PARTY
TRANSPORTATION, GATHERING, PROCESSING AND
COMPRESSION COSTS, a non-GAAP measure
(Unaudited, In thousands, except per unit data)
	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	%	2026	2025	%
Natural gas, NGLs and Oil Sales components:
Natural gas sales	$339,796	$397,955		$1,043,877	$888,332
NGLs sales	312,822	238,034		572,054	513,688
Oil sales	49,469	30,649		96,408	56,538
Total Natural Gas, NGLs and Oil Sales, as reported	$702,087	$666,638	5%	$1,712,339	$1,458,558	17%

Derivative Fair Value Income (Loss), as reported	$73,540	$154,747		$40,111	$(4,210)
Cash settlements on derivative financial instruments - (gain) loss:
Natural gas	(52,789)	(29,114)		(7,120)	(33,843)
NGLs	7,190	(1,508)		7,190	(1,096)
Oil	10,311	(844)		13,937	(1,100)
Total change in fair value related to commodity derivatives prior to
settlement, a non-GAAP measure	$38,252	$123,281		$54,118	$(40,249)

Transportation, gathering, processing and compression components:
Natural Gas	$152,091	$154,704		$321,297	$312,223
NGLs	163,854	149,209		317,198	297,047
Oil	867	801		1,646	1,553
Total transportation, gathering, processing and compression, as reported	$316,812	$304,714		$640,141	$610,823

Natural gas, NGL and Oil sales, including cash-settled derivatives: (c)
Natural gas sales	$392,585	$427,069		$1,050,997	$922,175
NGLs sales	305,632	239,542		564,864	514,784
Oil Sales	39,158	31,493		82,471	57,638
Total	$737,375	$698,104	6%	$1,698,332	$1,494,597	14%

Production of natural gas, NGLs and oil during the periods (a):
Natural Gas (mcf)	140,947,296	136,297,159	3%	276,743,067	272,260,589	2%
NGLs (bbls)	10,748,270	10,029,051	7%	20,485,652	19,949,040	3%
Oil (bbls)	589,230	580,791	1%	1,330,754	1,004,370	32%
Gas equivalent (mcfe) (b)	208,972,296	199,956,211	5%	407,641,503	397,981,049	2%

Production of natural gas, NGLs and oil - average per day (a):
Natural Gas (mcf)	1,548,871	1,497,771	3%	1,528,967	1,504,202	2%
NGLs (bbls)	118,113	110,209	7%	113,180	110,216	3%
Oil (bbls)	6,475	6,382	1%	7,352	5,549	32%
Gas equivalent (mcfe) (b)	2,296,399	2,197,321	5%	2,252,163	2,198,790	2%

Average prices, excluding derivative settlements and before third-party transportation costs:
Natural Gas (per mcf)	$2.41	$2.92	-17%	$3.77	$3.26	16%
NGLs (per bbl)	$29.10	$23.73	23%	$27.92	$25.75	8%
Oil (per bbl)	$83.96	$52.77	59%	$72.45	$56.29	29%
Gas equivalent (per mcfe) (b)	$3.36	$3.33	1%	$4.20	$3.66	15%

Average prices, including derivative settlements before third-party transportation costs: (c)
Natural Gas (per mcf)	$2.79	$3.13	-11%	$3.80	$3.39	12%
NGLs (per bbl)	$28.44	$23.88	19%	$27.57	$25.80	7%
Oil (per bbl)	$66.45	$54.22	23%	$61.97	$57.39	8%
Gas equivalent (per mcfe) (b)	$3.53	$3.49	1%	$4.17	$3.75	11%

Average prices, including derivative settlements and after third-party transportation costs: (d)
Natural Gas (per mcf)	$1.71	$2.00	-15%	$2.64	$2.24	18%
NGLs (per bbl)	$13.19	$9.01	46%	$12.09	$10.91	11%
Oil (per bbl)	$64.98	$52.84	23%	$60.74	$55.84	9%
Gas equivalent (per mcfe) (b)	$2.01	$1.97	2%	$2.60	$2.22	17%

Transportation, gathering and compression expense per mcfe	$1.52	$1.52	0%	$1.57	$1.53	3%

(a) Represents volumes sold regardless of when produced.
(b) Oil and NGLs are converted at the rate of one barrel equals six mcfe based upon the approximate relative energy content of oil to natural gas, which is not necessarily indicative of the relationship of oil and natural gas prices.
(c) Excluding third-party transportation, gathering, processing and compression costs.

(d) Net of transportation, gathering, processing and compression costs.
RANGE RESOURCES CORPORATION

RECONCILIATION OF INCOME BEFORE INCOME
TAXES AS REPORTED TO INCOME BEFORE INCOME TAXES
EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, In thousands, except per share data)
	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	%	2026	2025	%

Income from operations before income taxes, as reported	$248,627	$302,042	-18%	$681,788	$411,777	66%
Adjustment for certain special items:
Gain on the sale of assets	(23)	(102)		(29)	(164)
ARO settlement gain	-	(1)		-	(1)
Sale of seismic data	(360)	-		(360)	-
Change in fair value related to derivatives prior to settlement	(38,252)	(123,281)		(54,118)	40,249
Abandonment and impairment of unproved properties	4,561	6,781		8,458	11,355
Loss (gain) on early extinguishment of debt	-	-		12,344	(3)
Lawsuit settlements and other	657	63		930	90
Exit costs	9,569	8,502		16,519	17,399
Direct operating - stock-based compensation	518	504		1,064	1,041
Brokered natural gas, NGLs and marketing - stock-based compensation	717	802		1,601	1,642
Exploration expenses - stock-based compensation	386	366		720	713
General & administrative - stock-based compensation	10,471	9,326		21,096	19,437
Deferred compensation plan - non-cash adjustment	(1,756)	(88)		787	2,791

Income before income taxes, as adjusted	235,115	204,914	15%	690,800	506,326	36%

Income tax expense, as adjusted
Current	2,629	4,645		8,430	6,645
Deferred (a)	46,745	42,485		136,638	109,810

Net income, excluding certain items, a non-GAAP measure	$185,741	$157,784	18%	$545,732	$389,871	40%

Non-GAAP income per common share
Basic	$0.79	$0.66	20%	$2.32	$1.63	42%
Diluted	$0.79	$0.66	20%	$2.31	$1.62	43%

Non-GAAP diluted shares outstanding, if dilutive	236,210	239,717		236,348	240,772

(a) Taxes are estimated to be approximately 21% for 2026 and 23% for 2025

RANGE RESOURCES CORPORATION

RECONCILIATION OF NET INCOME, EXCLUDING
CERTAIN ITEMS AND ADJUSTED EARNINGS PER
SHARE, non-GAAP measures
(In thousands, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Net income, as reported	$195,323	$237,578	$536,953	$334,630
Adjustments for certain special items:
Gain on the sale of assets	(23)	(102)	(29)	(164)
ARO settlement gain	-	(1)	-	(1)
Sale of seismic data	(360)	-	(360)	-
Loss (gain) on early extinguishment of debt	-	-	12,344	(3)
Change in fair value related to derivatives prior to settlement	(38,252)	(123,281)	(54,118)	40,249
Abandonment and impairment of unproved properties	4,561	6,781	8,458	11,355
Lawsuit settlements and other	657	63	930	90
Exit costs	9,569	8,502	16,519	17,399
Stock-based compensation	12,092	10,998	24,481	22,833
Deferred compensation plan	(1,756)	(88)	787	2,791
Tax impact	3,930	17,334	(233)	(39,308)

Net income, excluding certain items, a non-GAAP measure	$185,741	$157,784	$545,732	$389,871

Net income per diluted share, as reported	$0.83	$0.99	$2.27	$1.39
Adjustments for certain special items per diluted share:
Gain on the sale of assets	-	-	-	-
ARO settlement gain	-	-	-	-
Sale of seismic data	-	-	-	-
Loss (gain) on early extinguishment of debt	-	-	0.05	-
Change in fair value related to derivatives prior to settlement	(0.16)	(0.51)	(0.23)	0.17
Abandonment and impairment of unproved properties	0.02	0.03	0.04	0.05
Lawsuit settlements and other	-	-	-	-
Exit costs	0.04	0.04	0.07	0.07
Stock-based compensation	0.05	0.05	0.10	0.09
Deferred compensation plan	(0.01)	-	-	0.01
Adjustment for rounding differences	-	(0.01)	0.01	-
Tax impact	0.02	0.07	-	(0.16)
Dilutive share impact (rabbi trust and other)	-	-	-	-

Net income per diluted share, excluding certain items, a non-GAAP measure	$0.79	$0.66	$2.31	$1.62

Adjusted earnings per share, a non-GAAP measure:
Basic	$0.79	$0.66	$2.32	$1.63
Diluted	$0.79	$0.66	$2.31	$1.62

RANGE RESOURCES CORPORATION

RECONCILIATION OF CASH MARGIN PER MCFE, a non-
GAAP measure
(Unaudited, In thousands, except per unit data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Revenues
Natural gas, NGLs and oil sales, as reported	$702,087	$666,638	$1,712,339	$1,458,558
Derivative fair value income (loss), as reported	73,540	154,747	40,111	(4,210)
Less non-cash fair value (gain) loss	(38,252)	(123,281)	(54,118)	40,249
Brokered natural gas and marketing, as reported	57,496	33,009	114,725	87,417
Other income, as reported	448	1,881	566	5,064
Less gain on sale of assets	(23)	(102)	(29)	(164)
Less ARO settlement	-	(1)	-	(1)
Cash revenues and other income	795,296	732,891	1,813,594	1,586,913

Expenses
Direct operating, as reported	27,791	23,120	56,465	48,493
Less direct operating stock-based compensation	(518)	(504)	(1,064)	(1,041)
Transportation, gathering and compression, as reported	316,812	304,714	640,141	610,823
Taxes other than income, as reported	6,926	7,835	12,749	14,822
Brokered natural gas, NGLs and marketing, as reported	59,337	34,985	117,460	93,186
Less brokered natural gas, NGLs and marketing stock-based compensation	(717)	(802)	(1,601)	(1,642)
General and administrative, as reported	47,707	42,146	93,058	83,837
Less G&A stock-based compensation	(10,471)	(9,326)	(21,096)	(19,437)
Less lawsuit settlements and other	(657)	(63)	(930)	(90)
Interest expense, as reported	14,417	26,796	33,836	55,957
Less amortization of debt issuance costs	(830)	(1,166)	(1,657)	(2,542)
Cash expenses	459,797	427,735	927,361	882,366

Cash margin, a non-GAAP measure	$335,499	$305,156	$886,233	$704,547

Mmcfe produced during period	208,972	199,956	407,642	397,981

Cash margin per mcfe	$1.61	$1.53	$2.17	$1.77

RECONCILIATION OF INCOME BEFORE INCOME TAXES
TO CASH MARGIN, a non-GAAP measure
(Unaudited, in thousands, except per unit data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Income before income taxes, as reported	$248,627	$302,042	$681,788	$411,777
Adjustments to reconcile income before income taxes
to cash margin:
ARO settlements	-	(1)	-	(1)
Derivative fair value (income) loss	(73,540)	(154,747)	(40,111)	4,210
Net cash receipts (payments) on derivative settlements	35,288	31,466	(14,007)	36,039
Exploration expense	6,112	7,562	11,808	13,606
Lawsuit settlements and other	657	63	930	90
Exit costs	9,569	8,502	16,519	17,399
Deferred compensation plan	(1,756)	(88)	787	2,791
Stock-based compensation (direct operating, brokered natural gas, NGLs and	12,092	10,998	24,481	22,833
marketing, exploration and general and administrative)
Bad debt expense	-	-	-	-
Interest - amortization of debt issuance costs	830	1,166	1,657	2,542
Depletion, depreciation and amortization	93,082	91,514	181,608	182,073
Gain on sale of assets	(23)	(102)	(29)	(164)
Loss (gain) on early extinguishment of debt	-	-	12,344	(3)
Abandonment and impairment of unproved properties	4,561	6,781	8,458	11,355
Cash margin, a non-GAAP measure	$335,499	$305,156	$886,233	$704,547